UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

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Securities Exchange Act of 1934

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John Hancock Funds II

(Name of Registrant as Specified in Its Charter)

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JOHN HANCOCK FUNDS II

200 Berkeley Street

Boston, Massachusetts 02116

February 12, 2024

Dear Shareholders:

Enclosed is the Information Statement of John Hancock Funds II (“JHF II”) regarding a new subadvisory agreement between John Hancock Investment Management LLC (the “Advisor”) and Axiom Investors LLC (“Axiom”) with respect to Small Cap Dynamic Growth Fund (formerly Small Cap Growth Fund and hereinafter referred to as the “Fund”) a series of JHF II (the “New Subadvisory Agreement”). The Board of Trustees of JHF II (the “Board”) approved the New Subadvisory Agreement with Axiom at its regularly scheduled Board Meeting held on September 26-28, 2023. Axiom succeeded Redwood Investments (“Redwood”) as subadvisor to the Fund, effective on November 29, 2023. This change also resulted in the termination of Redwood as subadvisor to the Fund. As with the subadvisory agreement with Redwood, pursuant to the New Subadvisory Agreement, Axiom manages the Fund’s investments and determines the composition of the assets of the Fund subject to the supervision of the Board and the Advisor.

The New Subadvisory Agreement with Axiom is not expected to result in any reduction in the nature, extent, level or quality of subadvisory services provided to the Fund. The Fund’s advisory fees have decreased at all asset levels in connection with the new subadvisory arrangement with Axiom and changes have been made to the Fund’s advisory and subadvisory fee breakpoints. The subadvisory fee is paid by the Advisor and not by the Fund. Because the Fund’s subadvisory fees are paid by the Advisor and not by the Fund, the decrease in the Fund’s advisory fees is a result of an amendment to the advisory agreement and not a direct result of the Axiom agreement. Please see below for further information.

Please note that JHF II is not required to obtain shareholder approval in connection with this subadvisor change. We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy, with respect to this subadvisor change. The enclosed Information Statement provides information about the New Subadvisory Agreement and Axiom.

If you have any questions regarding the Information Statement, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

Sincerely,

/s/ Thomas Dee Thomas Dee
Assistant Secretary
John Hancock Funds II

Manulife, Manulife Investment Management, Stylized M Design, and Manulife Investment Management & Stylized M Design are trademarks of The Manufacturers Life Insurance Company and are used by its affiliates under license.

JOHN HANCOCK FUNDS II

200 Berkeley Street

Boston, Massachusetts 02116

INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT

FOR SMALL CAP DYNAMIC GROWTH FUND

(FORMERLY SMALL CAP GROWTH FUND)

INTRODUCTION

This Information Statement details a recent subadvisor change relating to Small Cap Dynamic Growth Fund (formerly Small Cap Growth Fund and hereinafter referred to as the “Fund”), a series of John Hancock Funds II (“JHF II” or the “Trust”). At its in-person meeting held on September 26-28, 2023, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust (the “Independent Trustees”), unanimously approved a new subadvisory agreement between John Hancock Investment Management LLC (the “Advisor”) and Axiom Investors LLC (“Axiom”), the new subadvisor, appointing Axiom to serve as the new subadvisor to the Fund (the “Axiom Subadvisory Agreement”). At the same time, the Board approved the termination of Redwood Investments (“Redwood”) as subadvisor to the Fund. These changes became effective on November 29, 2023. This Information Statement is being delivered to shareholders on or about February 12, 2024. A discussion of the Board’s determination to appoint Axiom as the Fund’s subadvisor is provided in the “Board Consideration of Axiom Subadvisory Agreement” section below. JHF II. JHF II is an open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The shares of JHF II are divided into separate series or funds, including the Fund.

Investment Management and Administration. The Advisor is the Fund’s investment advisor. Pursuant to an investment advisory agreement with JHF II (the “Advisory Agreement”), the Advisor is responsible for, among other things, administering the business and affairs of JHF II and selecting, contracting with, compensating and monitoring the performance of the investment subadvisor that manages the investment of the assets of the Fund or provides other subadvisory services pursuant to a subadvisory agreement with the Advisor. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). In addition, the Advisor serves as the Fund’s administrator pursuant to a separate Service Agreement.

The Distributor. John Hancock Investment Management Distributors LLC (the “Distributor”) serves as JHF II’s distributor.

The offices of the Advisor and the Distributor are located at 200 Berkeley Street, Boston, Massachusetts 02116. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife” in Canada and Asia and primarily as “John Hancock” in the United States.

Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (“SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the Axiom Subadvisory Agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHF II is not required to obtain shareholder approval in connection with this subadvisor change. We are not asking you for a proxy and you are requested not to send us a proxy with respect to this subadvisor change.

Annual and Semiannual Reports. JHF II will furnish, without charge, a copy of the Fund’s most recent annual report and semiannual report to any shareholder upon request. To obtain a report, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

SUBADVISORY AGREEMENT

FOR SMALL CAP DYNAMIC GROWTH FUND

As described in more detail in the introduction, at its in-person meeting held on September 26-28, 2023, the Board approved the Axiom Subadvisory Agreement appointing Axiom as subadvisor to the Fund, replacing the Fund’s former subadvisor, Redwood.

As with the subadvisory agreement with Redwood, pursuant to the Axiom Subadvisory Agreement, and as more fully described below, Axiom manages the Fund’s investments and determines the composition of the assets of the Fund subject to the supervision of the Board and the Advisor. The Axiom Subadvisory Agreement is not expected to result in any reduction in the nature, extent, level or quality of subadvisory services provided to the Fund. The advisory fee rates payable by the Fund to the Advisor have decreased at all asset levels in connection with the Axiom Subadvisory Agreement. The subadvisory fee rates are paid by the Advisor, and not by the Fund. In connection with the appointment of Axiom, the advisory fee rates and subadvisory fee rates were revised, as discussed below. The Axiom Subadvisory Agreement has an effective date of November 28, 2023 and was approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on September 26-28, 2023. At the same in-person Board meeting held on September 26-28, 2023, the subadvisory agreement with Redwood, dated December 14, 2017, as amended (the “Redwood Subadvisory Agreement”) was terminated. The Redwood Subadvisory Agreement was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 27-29, 2023 in connection with its annual review and continuance of such agreements..

The expenses of the preparation and mailing of this Information Statement are being paid by the Fund.

AXIOM

Axiom is a Delaware limited liability company that is registered as an investment advisor under the Advisers Act. The principal offices of Axiom are located at 33 Benedict Place Greenwich, CT 06830.

Axiom Subadvisory Agreement

The principal responsibilities of Axiom under the Axiom Subadvisory Agreement and of Redwood under the Redwood Subadvisory Agreement are substantially similar, except as described below. The subadvisor manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Advisor, and formulates and implements a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences between the agreements, are described below. The terms of the agreement are substantially the same as noted below under “Comparison of Redwood Subadvisory Agreement and Axiom Subadvisory Agreement.”.

Subadvisor Compensation. As compensation for its services under the Axiom Subadvisory Agreement and the Redwood Subadvisory Agreement, Axiom is paid, and Redwood was formerly paid, a subadvisory fee with respect to the Fund. Subadvisory fees are calculated and accrued daily based upon the Fund’s net assets, and the sum of the daily fee accruals is paid monthly in arrears. Pursuant to both the Axiom Subadvisory Agreement and the Redwood Subadvisory Agreement, the subadvisory fee accrued each calendar day is calculated by applying the annual percentage rates (including breakpoints) to the net assets of the Fund and dividing by 365 (366 in a leap year). Subadvisory fees are paid by the Advisor, not by the Fund. The advisory fees have decreased at all asset levels in connection with the Axiom Subadvisory Agreement and changes have been made to the Fund’s advisory and subadvisory fee breakpoints.

Changes in the Fund’s Advisory Fee and Subadvisory Fee

In connection with approving the Axiom Subadvisory Agreement for the Fund, the Board noted that there would be no changes to the Fund’s investment objective, benchmark, fundamental investment policies, or non-fundamental investment policies. The Fund’s investment objective is to seek long-term capital appreciation.

In connection with the appointment of Axiom as subadvisor to the Fund, on November 29, 2023, the name of the Fund changed from “Small Cap Growth Fund” to “Small Cap Dynamic Growth Fund.”

Effective November 29, 2023, the Fund’s principal investment strategies changed to the following:

Under normal circumstances, the fund seeks to achieve its investment objective by investing at least 80% of its net assets (plus any borrowings for investment purposes) in stocks of small-cap companies. The fund defines small-cap companies as those that, at the time of initial purchase, have a market capitalization equal to or less than the largest company in the Russell 2000 Growth Index (approximately $12.7 billion as of October 31, 2023).

The fund invests mainly in common stocks, but it may also invest in exchange-traded funds (“ETFs”) to a limited extent, generally for purposes of gaining temporary market exposure.

The manager’s growth philosophy and process is focused on fundamental, bottom-up stock selection and includes three key elements: (i) positive fundamental changes, (ii) sustainable earnings growth, and (iii) an attractive valuation. The manager’s investment process generally begins with the broad universe of securities included in U.S. small capitalization indices. The manager seeks to achieve the fund’s investment objective by investing in equity investments that the manager believes will provide higher returns than the Russell 2000 Growth Index. The manager then focuses its fundamental research by collecting, scoring and monitoring forward-looking operational data related to specific companies, industries, and sectors. It then seeks to identify quantifiable changes by consistently tracking these data points.

Once the manager has identified a positive change, it holistically assesses the key company, industry, sector, macro and country stock drivers and compares them to consensus expectations. The fund may focus its investments in a particular sector or sectors of the economy. The manager then determines a risk/return rating for each company it has identified. This ranking is utilized by the portfolio management team to build a portfolio with consistent and balanced risk/return characteristics.

The manager considers environmental, social, and/or governance (“ESG”) factors, alongside other relevant factors, as part of its investment process. ESG factors may include, but are not limited to, matters regarding board diversity, climate change policies, and supply chain and human rights policies. The ESG characteristics utilized in the fund’s investment process may change over time and one or more characteristics may not be relevant with respect to all issuers that are eligible fund investments.

The operational metrics and investment thesis of the portfolio’s holdings are continuously monitored to ensure the ranking and weighting of each security in the portfolio is appropriate given the level of risk/return. The fund may trade securities actively as the investment thesis improves or deteriorates.

Also in connection with the appointment of Axiom as subadvisor to the Fund, on September 26-28, 2023, the Board approved a lowering of the advisory fee at all asset levels as well as changes to the Fund’s advisory fee breakpoints, effective as of November 29, 2023 (the “Transition Date”), as shown in the comparison table below. The management fee is stated as an annual percentage of the aggregate net assets of the Fund (together with the assets of any other applicable fund identified in the advisory agreement) determined in accordance with the following schedule, and that rate is applied to the average daily net assets of the Fund.

Current Advisory Fee Schedule		Former Advisory Fee Schedule
Average daily net assets	Annual rate	Average daily net assets	Annual rate
First $450 million	0.850%	First $300 million	0.880%
Next $450 million	0.820%	Next 300 million	0.850%
Excess over 900 million*	0.790%	Next 300 million	0.830%
		Excess over 900 million	0.800%

*	If aggregate net assets exceed $900 million, the rate applies retroactively to all assets.

The Board also approved changes to the Fund’s subadvisory fee breakpoints, effective as of the Transition Date. The changes to the subadvisory fees and breakpoints result in subadvisory fee rates that are lower than the subadvisory fee rates at all asset levels under the prior agreement.

For additional information about the Fund’s investment objective, investment policies, and advisory fee rates, refer to the Fund’s current prospectus, as may be supplemented from time to time.

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Board Consideration of Axiom Subadvisory Agreement

At its in-person meeting held on September 26-28, 2023, the Board, including the Independent Trustees, approved the Axiom Subadvisory Agreement between the Advisor and Axiom with respect to the Fund.

In considering the Axiom Subadvisory Agreement, the Board received in advance of the meeting a variety of materials relating to the Fund and Axiom, including comparative performance, fee and expense information of Axiom and Redwood; performance information for relevant indices; other pertinent information, including comparative performance information for a comparably managed account of Axiom; and other information provided by Axiom regarding the nature, extent and quality of services to be provided by Axiom under the Axiom Subadvisory Agreement. The Board also took into account discussions with management and information provided to the Board with respect to the services to be provided by Axiom to the Fund. The information received and considered by the Board was both written and oral.

Throughout the process, the Board asked questions of and were afforded the opportunity to request additional information from management. The Board also received a presentation from Axiom at the meeting and asked questions of Axiom, which were answered to the Board’s satisfaction. The Board was assisted by counsel for the Trust and the Independent Trustees were also separately assisted by independent legal counsel throughout the process. The Independent Trustees also received a memorandum from their independent legal counsel discussing the legal standards for their consideration of the proposed Axiom Subadvisory Agreement and discussed the approval of the Axiom Subadvisory Agreement in private sessions with their independent legal counsel at which no representatives of management were present.

In approving the Axiom Subadvisory Agreement, the Board, including a majority of the Independent Trustees, considered a variety of factors, including those discussed below. The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and did not treat any single factor as determinative, and each Trustee may have attributed different weights to different factors.

Approval of Axiom Subadvisory Agreement

In making its determination with respect to approval of the Axiom Subadvisory Agreement, the Board reviewed (i) information relating to Axiom’s business; (ii) the historical performance of the Fund under the management of Redwood, which included comparative performance information of the Fund and the Fund’s benchmark index and the performance of a comparable account managed by Axiom; (iii) the subadvisory fee for the Fund; and (iv) information relating to the nature and scope of any material relationships and their significance to the Fund’s Advisor and Axiom. The Board also considered that the subadvisory fee rates for the Fund under the Axiom Subadvisory Agreement: (i) are lower than the rates under the Redwood Subadvisory Agreement at all asset levels; (ii) are paid by the Advisor not the Fund; (iii) are the product of an arms-length negotiation between the Advisor and Axiom; and (iv) are reasonable. In addition, approval of the Axiom Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and an amendment to the Fund’s advisory agreement will have the effect of reducing the Fund’s advisory fees at all asset levels.

Nature, extent, and quality of services. With respect to the services to be provided to the Fund by Axiom, the Board considered Axiom’s current level of staffing and its overall resources, as well as considered information relating to the Subadvisor’s compensation program. The Board reviewed Axiom’s history and investment experience, as well as information regarding the qualifications, background, and responsibilities of Axiom’s investment and compliance personnel who will provide services to the Fund. The Board considered, among other things, Axiom’s compliance program and any disciplinary history. The Board also considered Axiom’s risk assessment and monitoring processes. The Board reviewed Axiom’s regulatory history, including whether it was currently involved in any regulatory actions or investigations as well as material litigation, and any settlements and mitigating actions undertaken, as appropriate. The Board noted that the Advisor would continue to conduct regular periodic reviews of Axiom and its operations in regard to the Fund, including regarding investment processes and organizational and staffing matters. The Board also noted that the Trust’s Chief Compliance Officer and his staff would continue to conduct regular, periodic compliance reviews with Axiom and present reports to the Independent Trustees regarding the same, which includes evaluating the regulatory compliance systems of Axiom and procedures reasonably designed by it to assure compliance with the federal securities laws. The Board also took into account the financial condition of Axiom.

The Board considered Axiom’s investment process and philosophy. The Board took into account that Axiom’s responsibilities will include the development and maintenance of an investment program for the Fund that is consistent with the Fund’s investment objective, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also received information with respect to Axiom’s brokerage policies and practices, including with respect to best execution and soft dollars.

Subadvisor compensation. In considering the cost of services to be provided by Axiom and the profitability to Axiom of its relationship with the Fund, the Board noted that the fees under the Axiom Subadvisory Agreement are paid by the Advisor and not the Fund. The Board also noted that there will be no increase in the advisory fees paid by the Fund as a consequence of the execution of the Axiom Subadvisory Agreement and that a proposed amendment to the Fund’s advisory agreement will have the effect of reducing the Fund’s the advisory fees at all asset levels. The Board also noted that the subadvisory fees under the Axiom Subadvisory Agreement would be lower than the fees under the Redwood Subadvisory Agreement at all asset levels.

The Board also relied on the ability of the Advisor to negotiate the Axiom Subadvisory Agreement with Axiom, which is not affiliated with the Advisor, and the fees thereunder at arm’s length. As a result, the costs of the services to be provided and the profits to be realized by Axiom from its relationship with the Trust were not a material factor in the Board’s consideration of the Axiom Subadvisory Agreement.

The Board also received information and took into account any other potential conflicts of interest the Advisor might have in connection with the Axiom Subadvisory Agreement.

In addition, the Board considered other potential indirect benefits that Axiom and its affiliates may receive from Axiom’s relationship with the Fund, such as the opportunity to provide advisory services to additional funds in the John Hancock fund complex and reputational benefits.

Subadvisory fees. The Board considered that the Fund pays an advisory fee to the Advisor and that, in turn, the Advisor pays a subadvisory fee to Axiom. The Board also considered that the subadvisory fee rates to be paid to Axiom for managing the Fund are lower than the fee rates previously paid to Redwood at all asset levels. The Board also took into account that the Fund’s advisory agreement was also being amended and would result in advisory fee rates that are lower than the current advisory fee rates at all asset levels. The Board also considered the Fund’s subadvisory fees as compared to comparable investment companies.

Subadvisor performance. As noted above, the Board considered the Fund’s performance as compared to the Fund’s benchmark index under the management of Redwood and noted that the Board reviews information about the Fund’s performance results at its regularly scheduled meetings. The Board noted the Advisor’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Axiom. The Board also noted Axiom’s long-term performance record for a similar account.

Board determinations. The Board’s decision to approve the Axiom Subadvisory Agreement was based on a number of determinations, such as information relating to Axiom’s business, including the historical performance of the Fund under the management of Redwood, relative to the historical performance of the proposed strategy managed by Axiom; Axiom has extensive experience and demonstrated skills as a manager; and that the subadvisory fee rates for the Fund under the Axiom Subadvisory Agreement: (i) are lower than the rates under the Redwood Subadvisory Agreement at all asset levels; (ii) are reasonable in relation to the level and quality of services to be provided under the Axiom Subadvisory Agreement; (iii) are paid by the Advisor not the Fund; (iv) have breakpoints that are reflected as breakpoints in the advisory fees for the Fund in order to permit shareholders to benefit from economies of scale if the Fund grows; and (v) are a product of arms-length negotiation between the Advisor and Axiom. In addition, the Board considered that approval of the Axiom Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and the advisory fees will be lower for the Fund at all asset levels.

Additional Information About Axiom Investors LLC

Axiom Investors LLC (“Axiom”) is a Delaware limited liability company. The principal offices of Axiom are located at 33 Benedict Place Greenwich, CT 06830.

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund.

Management of Axiom. The names and principal occupations of the principal executive officers and directors of Axiom are listed below. The business address of each such person is 33 Benedict Place Greenwich, CT 06830.

Name	Principal Occupation
Bradley Amoils*	Managing Director, Portfolio Manager
Edward Azimi*	Chief Operating Officer
Lindsay Chamberlain*	Managing Director of Client Partnerships
Jonathan Ellis, CFA*	Director of Research, Portfolio Manager
Matthew Franco, CFA*	Managing Director, Portfolio Manager
Andrew Jacobson, CFA*	Chief Executive Officer, Chief Investment Officer
Donald K. Miller*	Chairman
Denise Zambardi, IACCP*	Chief Compliance Officer, Senior Vice President

*	Denotes Partner

Similar Investment Companies Managed by Axiom. As of December 31, 2023, Axiom acts as subadvisor to the following other registered investment companies or series thereof having investment objectives and strategies substantially the same as those of the Fund.

Fund Name	AUM as of 12/31/23
SEI SIIT Small Cap Fund	$34.68 MM USD
SEI SIIT Small/Mid Cap Fund	$100.45 MM USD

Comparison of Redwood Subadvisory Agreement and Axiom Subadvisory Agreement

The terms of the Axiom Subadvisory Agreement and the Redwood Subadvisory Agreement are substantially similar with the exception of the effective dates, the name of the subadvisor, and other items that are described generally below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement,” and Axiom and Redwood generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor. Subject to the supervision of the Board and the Advisor, the subadvisor manages the investment and determines the composition of the assets of the Fund in accordance with the Fund’s investment objectives, investment policies and limitations set forth in the Trust’s registration statement. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Fund, the Subadvisor (i) obtains and evaluates pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Fund or are under consideration for inclusion in the Fund, (ii) formulates and implements a continuous investment program for the Fund consistent with the investment objectives and related investment policies and limitations for the Fund as described in the Trust’s registration statement, as amended; (iii) takes whatever steps are necessary to implement these investment programs by the purchase and sale of securities (including the placing of orders for such purchases and sales, entering into derivative transactions and by managing all cash); (iv) manage required collateral levels in connection with the investment and reinvestment of the assets of the Fund; (v) regularly reports to the Trustees with respect to the implementation of these investment programs; and (vi) provides assistance with and making recommendations for the fair value of securities held by the Fund for which market quotations are not readily available or which may be identified for review from time to time by either the Trust or the subadvisor. At its expense, the subadvisor furnishes all necessary facilities, including salaries of personnel, required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment, necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value and shareholder accounting services). In addition, the subadvisor maintains all accounts, books and records with respect to actions by the subadvisor on behalf of the Fund as are required to be maintained by an investment advisor to a registered investment company under the 1940 Act, the Advisers Act, and the rules thereunder.

The subadvisor selects brokers, dealers, future commissions merchants and other counterparties to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions, if applicable. The subadvisor is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in the Trust’s registration statement, as amended. The subadvisor may pay a broker-dealer that provides research and/or brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and/or research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor’s overall responsibilities with respect to accounts managed by the subadvisor. The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or its directors for the benefit of its clients, any such brokerage and/or research services that the subadvisor obtains from brokers or dealers, as described above.

Term. The Axiom Subadvisory Agreement was approved by the Trustees including each of the Independent Trustees at the in-person Board meeting held on September 26-28, 2023 for an initial two-year term. The Redwood Subadvisory Agreement was initially approved by the Trustees and the Independent Trustees at an in-person Board meeting held on December 12-14, 2017 for an initial two-year term, and its continuance was most recently approved by the Trustees and the Independent Trustees at an in-person Board meeting held on June 27-29, 2023. Each subadvisory agreement continues in effect after its initial term only if such continuance is specifically approved at least annually either: (a) by the Trustees; or (b) by the vote of a “majority of the outstanding voting securities” of the Fund (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

The Board voted to terminate the Redwood Subadvisory Agreement on September 26-28, 2023.

Termination. The subadvisory agreement provides that it may be terminated at any time, without the payment of any penalty, by the Trustees, or, with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Advisor and the subadvisor, or by the Advisor or subadvisor on sixty days’ written notice to the Fund and the other party. The subadvisory agreement will terminate automatically, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between the Advisor and the Trust terminates for any reason.

Amendments. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of any amendment will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment.

As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHF II or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. JHF II, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor. The subadvisory agreement provides that neither the subadvisor nor any of its directors, officers, or employees shall be liable to the Advisor or the Trust for any loss suffered by the Advisor or the Fund resulting from its acts or omissions as subadvisor to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadvisor, or its directors, or, any of their officers or employees. With respect only to the Axiom Subadvisory Agreement, Axiom and its officers or employees shall not in any event have any liability to the Adviser to the extent that performance of its obligation is prevented or impeded as a consequence of any circumstances beyond its reasonable control including a number of examples provided for in the Axiom Subadvisory Agreement.

Consultation with Subadvisors to the Fund. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in the Trust; and (c) other subadvisors to funds under common control with the Fund.

Confidentiality of JHF II Portfolio Holdings. The subadvisory agreement provides that the subadvisor is required to treat Fund portfolio holdings as confidential information in accordance with the Trust’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information.

Compliance Policies. Pursuant to the subadvisory agreement, the subadvisor agrees to provide the Advisor with its written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act. Throughout the term of the subadvisory agreement, the subadvisor will provide the Advisor with information relating to various compliance matters including material changes in the Compliance Policies and information and access to personnel and resources that the Advisor may reasonably request to enable JHF II to comply with Rule 38a-1 under the 1940 Act. The subadvisor will provide the Advisor with notification of commencement of a regulatory examination of the subadvisor by any relevant regulatory authority and documentation describing the results of any such examination and of any periodic testing of the Compliance Policies, documentation of any formal review of the Compliance Policies and notification of any material compliance matter that related to the services provided by the subadvisor, including but not limited to, any material violation of the Compliance Policies or of the subadvisor’s code of ethics and/or related code.

Other Matters

Ownership of Shares of the Fund. To the best knowledge of the Fund, as of January 2, 2024, the Trustees and officers of the Trust beneficially owned less than 1% of the outstanding shares of any class of shares of the Fund.

To the knowledge of the Fund, as of January 16, 2024, the following shareholders owned of record or beneficially 5% or more of the outstanding classes of shares of the Fund. A shareholder who owns beneficially more than 25% of any class of the Fund is deemed to control that class. Shareholders who have the power to vote a larger percentage of shares (at least 25% of the voting shares) of the Fund can control the Fund and determine the outcome of a shareholder meeting.

Class	Name and Address	Percentage	Ownership
C	JOHN HANCOCK LIFE LINSURANC CO USA 200 BERKELEY ST BOSTON MA 02116-5022	17.10%	RECORD

C	JOHN HANCOCK LIFE & HEALTH INS CO CUSTODIAN FOR THE JHF SEP IRA OF DRS FOSTER STEELE AND STONE FBO CHARLES J FOSTER 508 3RD ST NEWPORT TN 37821-3707	10.17%	BENEFICIAL

C	JOHN HANCOCK LIFE & HEALTH INS CO JCB INC DBA CPTS SIMPLE IRA FBO THOMAS H DAVENPORT 403 N RED ST SHERIDAN AR 72150-7669	9.94%	BENEFICIAL

C	JOHN HANCOCK LIFE & HEALTH INS CO CUSTODIAN FOR THE SEP IRA OF CHARLES KUEHN ARCHITECT FBO CHARLES KUEHN 15 AVENUE B NORTHPORT NY 11768-1602	6.18%	BENEFICIAL

C	JOHN HANCOCK LIFE & HEALTH INS CO CUSTODIAN FOR THE ROTH IRA OF MICHAEL T PRENZLER 1534 BEYER RD SAGINAW MI 48601-9433	5.90%	BENEFICIAL

C	JOHN HANCOCK LIFE & HEALTH INS CO CHAROLOTTE INDUSTRIES SIM IRA FBO TODD A DEVENBURGH 352 RUTH RIDGE DR LANCASTER PA 17601-3829	5.47%	BENEFICIAL

C	JOHN HANCOCK LIFE & HEALTH INS CO FT LORAMIE MACHINE TOOL CO INC SIM FBO JEAN L ROSENGARTEN 251 GRANDVIEW DR FORT LORAMIE OH 45845-9316	5.50%	BENEFICIAL

C	PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0001	10.39%	RECORD

I	LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN: MUTUAL FUND TRADING 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121-3091	90.45%	RECORD

I	PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0001	6.01%	RECORD

R6	JOHN HANCOCK LIFE LINSURANC CO USA 200 BERKELEY ST BOSTON MA 02116-5022	13.77%	RECORD

R6	JOHN HANCOCK LIFE & HEALTH INS CO CUSTODIAN FOR THE IRA OF OLIVIA ON 40 COLONIAL DR UNIT 7 ANDOVER MA 01810-7350	6.23%	BENEFICIAL

R6	JOHN HANCOCK LIFE INSURANCE COMPANY (USA) ATTN: JHRPS TRADING OPS ST6 200 BERKELEY ST BOSTON MA 02116-5022	76.22%	RECORD

NAV	JHVIT MANAGED VOLATILITY BALANCED PORTFOLIO 200 BERKELEY STREET BOSTON MA 02116	5.07%	BENEFICIAL

NAV	JHVIT MANAGED VOLATILITY GROWTH PORTFOLIO 200 BERKELEY STREET BOSTON MA 02116	9.31%	BENEFICIAL

NAV	JHF II MULTIMANAGER LIFESTYLE AGGRESSIVE PORTFOLIO 200 BERKELEY STREET BOSTON MA 02116	16.65%	BENEFICIAL

NAV	JHF II MULTIMANAGER LIFESTYLE BALANCED PORTFOLIO 200 BERKELEY STREET BOSTON MA 02116	19.56%	BENEFICIAL

NAV	JHF II MULTIMANAGER LIFESTYLE GROWTH PORTFOLIO 200 BERKELEY STREET BOSTON MA 02116	31.25%	BENEFICIAL

NAV	JHF II MULTIMANAGER LIFESTYLE MODERATE PORTFOLIO 200 BERKELEY STREET BOSTON MA 02116	5.21%	BENEFICIAL

Shareholders’ Proposals. The Fund is not required and does not intend to hold meetings of shareholders each year. Instead, meetings will be held only when and if required. Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders must submit the proposal in writing, so that it is received by the Fund at 200 Berkeley Street, Boston, Massachusetts 02116, within a reasonable time before any meeting.

John Hancock Investment Management

200 Berkeley Street

Boston, MA 02116

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

February 12, 2024

Relating to

SMALL CAP DYNAMIC GROWTH FUND

(FORMERLY SMALL CAP GROWTH FUND)

a series of John Hancock Funds II

200 Berkeley Street

Boston, Massachusetts 02116

Telephone: 800-225-5291

This communication (the “Notice”) presents only an overview of a more complete Information Statement that is available to you on the Internet relating to Small Cap Dynamic Growth Fund (the “Fund”), a series of John Hancock Funds II (the “Trust” or “JHF II”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a subadvisor change relating to the Fund that took effect as of November 29, 2023. At an in-person meeting held on September 26-28, 2023, pursuant to the recommendation of John Hancock Investment Management LLC (the “Advisor”), the Board of Trustees of the Trust (the “Board”) approved a new subadvisory agreement appointing Axiom Investors LLC (“Axiom”) as subadvisor to the Fund. At the same time, the Board approved the termination of Redwood Investments (“Redwood”) as subadvisor to the Fund.

The appointment of Axiom as subadvisor to the Fund was effected in accordance with an exemptive order (the “Order”) that the U.S. Securities and Exchange Commission granted to the Trust permitting the Advisor to enter into and materially amend subadvisory agreements with unaffiliated subadvisors solely with Board approval, subject to certain conditions, and without obtaining shareholder approval. Consequently, the Trust is not soliciting proxies to approve this change. The Order does, however, require that an information statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of the new subadvisory agreement with Axiom.

In lieu of physical delivery of the Information Statement (other than on request as described below), JHF II has made the Information Statement available to you online at https://www.jhinvestments.com/resources/all-resources/other/john-hancock-small-cap-dynamic-growth-information-statement until 90 days from the date the Notice was first sent to shareholders. A paper or email copy of the Information Statement may be obtained, without charge, by contacting 800-225-5291 no later than 90 days from the date the Notice is first sent to shareholders.

If you want to receive a paper or email copy of the Information Statement free of charge, you must request one no later than 90 days from the date the Notice is first sent to shareholders.

Shareholders Sharing the Same Address. As permitted by law, only one copy of this Notice may be delivered to shareholders residing at the same address, unless such shareholders have notified the Trust of their desire to receive multiple copies of the shareholder reports and other materials that the Trust sends. If you would like to receive an additional copy, please contact the Trust by writing to the Trust’s address, or by calling the telephone number shown above. The Trust will then promptly deliver, upon request, a separate copy of this Notice to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.

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